EXHIBIT 99.1

                                    AGREEMENT


      Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13G (or any amendment thereof) need be filed on their behalf with respect to the beneficial ownership of any equity securities of HPSC, Inc. or any subsequent acquisitions or dispositions of equity securities of HPSC, Inc. by any of the undersigned.

Dated:  January 13, 2000


                                    HOLLYBANK INVESTMENT, L.P.


                                    By: /s/ Timothy G. Caffrey
                                       -----------------------
                                          Timothy G. Caffrey
                                          General Partner




                                    DORSEY R. GARDNER

                                    By: /s/ Timothy G. Caffrey
                                       -----------------------
                                         Timothy G. Caffrey, Attorney-in-Fact


                                    /s/ Timothy G. Caffrey
                                   -----------------------
                                    Timothy G. Caffrey